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                                                                   Exhibit 10.82

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS (*) DENOTE SUCH OMISSIONS

                                    GUARANTY
                                    --------

     THIS GUARANTY is made, effective as of January 2, 2002, by Harbor Global Company Ltd., One Faneuil Hall Marketplace, Boston, Massachusetts 02109, USA (the "Guarantor"), to Rayonier Inc., 3033 Ingram Street, Hoquiam, WA 98550, USA (the "Creditor"), with respect to certain obligations of Closed Joint-Stock Company "Forest-Starma", 1 Chekhova Street, apt. 3, Vanino, Khabarovsk Territory 682860, Russian Federation (the "Debtor").

     WHEREAS, the Creditor and the Debtor have entered into Log Sales Contract No. 01-02-02, dated January 2, 2002 (the "Contract"), pursuant to which the Creditor will purchase certain logs produced by the Debtor at its logging operation in Siziman Bay, Russia; and

     WHEREAS, the Guarantor wishes to induce the Creditor to execute, simultaneously with the execution of this Guaranty, Addendum No. 1 to the Contract ("Addendum No. 1"), according to which the Creditor will make three advance payments in the amount of *** each, totaling *** in the aggregate, for certain logs purchased by Creditor from the Debtor under the Contract.

     1. In consideration of the foregoing matters, and for other valuable consideration, the receipt and sufficiency of which is acknowledged, the Guarantor guarantees the payment and performance of all debts, obligations and liabilities of the Debtor to the Creditor under Articles 2 and 3 of Addendum No. 1 and Article 6 of the Contract, together with all reasonable costs of collection, compromise or enforcement, including without limitation, reasonable attorneys' fees incurred with respect to any such debts, obligations or liabilities or with respect to this Guaranty, or with respect to a proceeding under the United States Bankruptcy Code or any other bankruptcy, reorganization, receivership, insolvency or other similar law in effect in the United States or Russia affecting the rights of creditors generally, or a trust mortgage, composition or assignment for the benefit of creditors concerning the Debtor or the Guarantor (all of the foregoing, collectively, the "Obligations").

     2. In the event of a change of ownership or control of the Debtor or sale of substantially all of the assets of Debtor located at Siziman Bay, Russian Federation, prior to repayment of the advance payments under Addendum No. 1 by the Debtor, Guarantor guarantees the payment and performance of all debts, obligations and liabilities of the Debtor, any party which owns or controls the Debtor or any party which acquires the


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assets of the Debtor located at Siziman Bay, Russian Federation to the same extent and on the same terms as the guarantee of the obligations and liabilities of the Debtor under paragraph 1 above.

     3. The Guarantor hereby agrees with the Creditor:

     (a) that the Creditor shall not seek to exercise any remedy hereunder against the Guarantor or the Guarantor's assets until ten (10) days after delivery of written notice to the Guarantor in accordance with Section 3 below specifying in reasonable detail what obligations are alleged to be due and owing, during which period (the "Notice Period") the Creditor shall diligently use its best efforts to collect such Obligations from the Debtor;

     (b) that, following the expiration of the Notice Period, the liability of the Guarantor hereunder shall be primary, direct and unconditional and may be enforced without requiring the Creditor first to resort to any other right, remedy or security;

     (c) that the Guarantor shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations, unless and until all of the Obligations have been fully paid and performed;

     (d) that if the Debtor or the Guarantor should at any time become insolvent or make a composition, trust mortgage or general assignment for the benefit of creditors, or if a proceeding under the United States Bankruptcy Code or any other bankruptcy, reorganization, receivership, insolvency or other similar law in effect in the United States or in Russia affecting the rights of creditors generally shall be filed or commenced by, against or in respect of the Debtor or the Guarantor and is not dismissed within 90 days thereafter, any and all obligations of the Guarantor shall, as the Creditor's option, immediately become due and payable without notice;

     (e) that, if any payment or transfer to or recovery by the Creditor which has been credited against any Obligation, is voided or rescinded or required to be returned by the Creditor, whether or not in connection with any event or proceeding described in Section 2(d), this Guaranty shall continue in effect or be reinstated as though such payment, transfer or recovery had not been made;

     (f) that the Creditor's books and records showing the account between the Creditor and the Debtor shall be admissible in any action or proceeding; and

     (g) that nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full payment and performance of all of the Obligations.


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     4. Notices

     Any notice given hereunder shall be in writing and shall be effective upon receipt. Notices hereunder may be delivered by hand or by courier service or sent by telefax, express mail or air mail to the following addresses or fax numbers:

                  To Creditor:      Robert J. Cartano
                                    Rayonier Inc.
                                    3033 Ingram Street
                                    Hoquiam, WA 98550
                                    Fax No.: (360) 532-5426

                  copy to:          Donald L. Schwendiman
                                    Assistant General Counsel
                                    Rayonier Inc.
                                    3625 132nd Ave. S.E.
                                    Bellevue, WA 98006
                                    Fax No.: (425) 748-5253

                  To Debtor:        Closed Joint-Stock Company "Forest-Starma"
                                    Alleya Truda, 1
                                    680000 Komsomolsk-on-Amur
                                    Russia
                                    Fax No.: 7-42172-4-41-72

                  To Guarantor:     Stephen G. Kasnet
                                    President and Chief Executive Officer
                                    Harbor Global Company Ltd.
                                    One Faneuil Hall Marketplace
                                    Boston, Massachusetts 02109
                                    Fax No.: (617) 878-1699

                  copy to:          Catherine V. Mannick
                                    General Counsel
                                    Harbor Global Company Ltd.
                                    One Faneuil Hall Marketplace
                                    Boston, Massachusetts 02109
                                    Fax No.: (617) 878-1699


     5. This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law provisions thereof, shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Creditor's successors and assigns.


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     6. Guarantor recognizes that Nissho Iwai Corporation is a third party beneficiary of the Contract and agrees that Creditor may assign its rights under the Contract and this Guarantee to Nissho Iwai Corporation.

     This document shall be deemed to be executed under seal.

                                             Harbor Global Company Ltd.

                                             /s/ Stephen G. Kasnet
                                             ---------------------
                                             By: Stephen G. Kasnet
                                             Its:  President and Chief
                                                   Executive Officer

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